Exhibit 21
General DataComm Industries, Inc.
Subsidiaries of the Registrant

                                     State or                  Percentage
                                     Jurisdiction of           of Voting
Subsidiaries                         Incorporation             Securities Owned
------------                         ----------------          ----------------

General DataComm, Inc.               Delaware                           100%
GDC Federal Systems, Inc.            Delaware                           100%
DataComm Leasing Corporation         Delaware                           100%
DataComm Rental Corporation (1)      Delaware                           100%
General DataComm Ltd.                Canada                             100%
General DataComm Limited             United Kingdom                     100%
General DataComm International
Corporation                          Delaware                           100%
General DataCommunications,
  Industries, B.V. (1)               Netherlands                        100%
GDC Realty, Inc.                     Texas                              100%
GDC Naugatuck, Inc.                  Delaware                           100% (2)
General DataComm Pty. Limited        Australia                          100%
General DataComm de Mexico
  S.A. de C.V.                       Mexico                             100% (3)
Grupo GDC de Mexico S.A. de
  C.V.                               Mexico                             100%
GDC Servicios S.A. de C.V.           Mexico                             100%
VITAL Network Services, S.A. de
 C.V.                                Mexico                             100%
General DataComm France SARL         France                             100%
General DataComm Pte Ltd.            Singapore                          100%
General DataComm de
  Venezuela, C.A. (1)                Venezuela                          100%
General DataComm Advanced Research
  Centre Limited                     United Kingdom                     100% (4)
General DataComm Industries GmbH     Germany                            100%
General DataComm CIS                 Russia                             100%
General DataComm China, Ltd.         Delaware                           100% (5)
General DataComm do Brasil Ltda,
 S.C.                                Brazil                             100%
VITAL Network Services, L.L.C.       Delaware                           100% (6)
Vital Network Services Limited       United Kingdom                     100% (7)
_________________
1.   Currently inactive
2.   Wholly owned by GDC Realty, Inc.
3.   One share, less than 1%, owned by General DataComm International
     Corporation
4.   5% owned by General DataComm International Corporation
5.   Wholly owned by General DataComm International Corporation
6.   Limited liability company owned by General DataComm, Inc.
7.   Wholly owned by VITAL Network Services, L.L.C.